Exhibit 99.1

Contact: Leah Stearns

Director, Investor Relations

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION REPORTS

SECOND QUARTER AND FIRST HALF 2010 FINANCIAL RESULTS

SECOND QUARTER 2010 HIGHLIGHTS

•	Rental and management segment revenue increased 12.2% to $456.5 million

•	Operating income increased 13.4% to $188.7 million

•	Cash provided by operating activities increased 29.0% to $262.7 million

FIRST HALF 2010 HIGHLIGHTS

•	Rental and management segment revenue increased 12.2% to $900.3 million

•	Operating income increased 16.0% to $367.6 million

•	Cash provided by operating activities increased 26.2% to $516.4 million

Boston, Massachusetts – August 3, 2010: American Tower Corporation (NYSE: AMT) today reported financial results for the second quarter and first half ended June 30, 2010.

Second Quarter 2010 Operating Results Overview

American Tower generated the following operating results for the quarter ended June 30, 2010 (unless otherwise indicated, all comparative information is presented against the quarter ended June 30, 2009):

Total revenue increased 11.0% to $469.9 million, and rental and management segment revenue increased 12.2% to $456.5 million. Rental and management segment revenue growth was positively impacted by approximately 1.4% due to foreign currency exchange rate fluctuations and approximately 2.2% due to straight-line revenue recognition. Excluding the impact of these items, Core Growth in rental and management segment revenue was 8.6%. Rental and management segment Gross Margin increased 11.4% to $354.3 million. Network development services revenue and Gross Margin were $13.5 million and $7.0 million, respectively.

Total selling, general, administrative and development expense was $53.6 million, including $13.2 million of stock-based compensation expense. Adjusted EBITDA increased 11.7% to $321.0 million, and the Adjusted EBITDA Margin was 68%. Adjusted EBITDA growth was positively impacted by approximately 1.0% due to foreign currency exchange rate fluctuations and approximately 3.5% due to straight-line revenue and expense recognition. Excluding the impact of these items, Core Growth in Adjusted EBITDA was 7.2%.

Operating income increased 13.4% to $188.7 million, net income increased to $99.7 million and net income per basic and diluted common share both increased to $0.25. Recurring Free Cash Flow increased 23.7% to $236.4 million and Recurring Free Cash Flow per Share increased 23.4% to $0.58.

Cash provided by operating activities increased 29.0% to $262.7 million.

Jim Taiclet, American Tower’s Chief Executive Officer stated, “During the second quarter our operational teams in the U.S., Latin America, and Asia yet again delivered solid results with strong growth in both Adjusted EBITDA and Recurring Free Cash Flow. In addition, our development teams remained focused on seeking opportunities for further investment, with the launch of operations in Chile demonstrating one of their recent successes. We believe the continued solid growth in our existing business and our investments will provide compelling long-term returns for our shareholders.”

“We believe strongly that consumer demand for advanced integrated devices and broadband data services will necessitate robust network investment on the part of wireless carriers around the world. Therefore, American Tower will continue to pursue asset growth opportunities in both the U.S. and in select overseas markets, while maintaining our disciplined approach to capital allocation.”

First Half 2010 Operating Results Overview

American Tower generated the following operating results for the six months ended June 30, 2010 (unless otherwise indicated, all comparative information is presented against the six months ended June 30, 2009):

Total revenue increased 11.1% to $924.4 million, and rental and management segment revenues increased 12.2% to $900.3 million. Rental and management segment Gross Margin increased 11.8% to $701.2 million. Network development services revenue and Gross Margin were $24.1 million and $11.6 million, respectively.

Total selling, general, administrative and development expense was $107.1 million, including $26.8 million of stock-based compensation expense. Adjusted EBITDA increased 11.2% to $632.5 million, and the Adjusted EBITDA Margin was 68%.

Operating income increased 16.0% to $367.6 million and net income was $196.0 million. Net income per basic and diluted common share increased to $0.49 and $0.48, respectively. Recurring Free Cash Flow increased 20.3% to $461.6 million and Recurring Free Cash Flow per Share increased 21.3% to $1.14.

Cash provided by operating activities increased 26.2% to $516.4 million.

Please refer to Non-GAAP and Defined Financial Measures on page 4 for definitions of rental and management segment Gross Margin, network development services segment Gross Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Recurring Free Cash Flow, Recurring Free Cash Flow per Share and Core Growth. For additional financial information, including reconciliations to GAAP measures, please refer to the supplemental schedules of selected financial information on pages 9 through 12.

Second Quarter and First Half 2010 Investing Overview

During the quarter ended June 30, 2010, total capital expenditures of $77.5 million included $46.8 million for discretionary capital projects, including spending to complete the construction of 237 communications sites, and $17.8 million to purchase land under our towers. Additionally, the Company spent $7.8 million for capital improvements and corporate capital expenditures and $5.2 million for the redevelopment of existing sites to accommodate new customer equipment.

During the quarter ended June 30, 2010, the Company also spent approximately $44.0 million to acquire an aggregate of 36 communication tower sites in the United States and 113 communication tower sites in Chile. In addition, subsequent to the end of the second quarter, the Company completed the purchase of an additional 63 communication tower sites in the United States.

During the quarter ended June 30, 2010, the Company repurchased a total of 3.5 million shares of its Class A common stock for approximately $144.8 million pursuant to its stock repurchase program. The Company expects to continue to manage the pacing of this program in response to general market conditions and other relevant factors.

For the first half of 2010, the Company spent approximately $132.5 million on capital expenditures, including $78.9 million on discretionary capital projects, $26.6 million on land purchases, and $10.8 million for the redevelopment of existing sites to accommodate new customer equipment. In addition, the Company spent approximately $132.5 million on acquisitions and $196.3 million to repurchase 4.6 million shares of its Class A common stock pursuant to its stock repurchase program.

India Acquisition Update

On July 26, 2010, the Company received the requisite approval from India’s Foreign Investment Promotion Board in connection with its previously announced acquisition of Essar Telecom Infrastructure Private Limited (“ETIPL”). Accordingly, the Company expects to close this acquisition by the end of the third quarter of 2010, subject to the satisfaction of the remaining closing conditions. The total cash consideration for the approximately 4,450 communication tower sites to be acquired in this transaction is estimated to be approximately $430 million, which is subject to certain post-closing adjustments. In addition, on July 23, 2010, the Company borrowed approximately $350 million under its $1.25 billion senior unsecured revolving credit facility, which in addition to cash on hand, will be used to satisfy the Company’s cash requirements at closing.

Full Year 2010 Outlook

Based on its performance during the first half of 2010, along with its expectation that its acquisition of ETIPL will be completed during the third quarter, the Company is updating its Full Year 2010 outlook. These estimates are based on a number of assumptions that management believes to be reasonable and reflect the Company’s expectations as of August 3, 2010. Actual results may differ materially from these estimates as a result of various factors, including fluctuations in foreign currency exchange rates, and we refer you to the cautionary language regarding “forward-looking” statements included in this press release when considering this information.

The Company’s outlook is based on the following foreign exchange rates for the second half of 2010: (a) 12.6 Mexican Pesos to 1.0 US Dollar; (b) 1.8 Brazilian Real to 1.0 US Dollar; and (c) 46.5 Indian Rupees to 1.0 US Dollar.

($ in millions)	Full Year 2010
Rental and management segment revenue (1) (2)	$1,850	to	$1,880
Adjusted EBITDA (3)	1,280	to	1,310
Income from continuing operations	315	to	330

Cash provided by operating activities	960	to	990
Payments for purchase of property and equipment and construction activities (4)	300	to	350

Rental and management segment revenue Core Growth, excluding the effect of non-cash straight-line revenue recognition, fluctuations in foreign currency rates and material one-time items for the full year 2010 is expected to be approximately 9.6%, based on the midpoint. Adjusted EBITDA Core Growth, excluding the effect of non-cash straight-line revenue and expense recognition, fluctuations in foreign currency rates and material one-time items for the full year 2010 is expected to be approximately 7.1%, based on the midpoint.

(1)	Outlook for rental and management segment revenue includes an estimated increase in non-cash straight-line revenues of approximately $32 million in 2010 from the full year 2009. (For additional information on straight-line revenues, we refer you to the information contained in the section entitled “Revenue Recognition” of note 1, “Business and Summary of Significant Accounting Policies” within the notes to the consolidated financial statements of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.)

(2)	Outlook reflects the acquisition of approximately 63 communication tower sites in the United States, which the Company purchased in July 2010, and the Company’s pending acquisition of approximately 4,450 communication tower sites from ETIPL, which the Company expects to close during the third quarter of 2010.

(3)	See Non-GAAP and Defined Financial Measures on page 4.

(4)	Outlook for capital expenditures reflects the Company’s expectation that spending on capital improvements, corporate capital expenditures and the redevelopment of existing communications sites will be at comparable levels to spending in 2009. In addition, the Company expects to spend approximately $50 million for ground lease purchases and $165 million to $210 million for other discretionary capital projects including the construction of approximately 1,200 to 1,600 new communications sites.

Conference Call Information

American Tower will host a conference call today at 8:30 a.m. ET to discuss its second quarter and first half 2010 financial results and its updated outlook for 2010. Supplemental materials for the call will be available on the Company’s website, www.americantower.com. The conference call dial-in numbers are as follows:

US/Canada dial-in: (877) 251-8743

International dial-in: (706) 645-9644

Passcode: 88146537

When available, a replay of the call can be accessed until 11:59 p.m. ET on August 17, 2010. The replay dial-in numbers are as follows:

US/Canada dial-in: (800) 642-1687

International dial-in: (706) 645-9291

Passcode: 88146537

American Tower will also sponsor a live simulcast and replay of the call on its website, www.americantower.com.

About American Tower

American Tower is a leading independent owner, operator and developer of broadcast and wireless communications sites. American Tower currently owns and operates over 28,000 communications sites in the United States, Mexico, Brazil, India, and Chile. For more information about American Tower, please visit www.americantower.com.

Non-GAAP and Defined Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles in the United States (GAAP) provided throughout this press release, the Company has presented the following non-GAAP and defined financial measures: rental and management segment Gross Margin, network development services segment Gross Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Recurring Free Cash Flow, Recurring Free Cash Flow per Share, and Core Growth. The Company defines rental and management segment Gross Margin as operating income before depreciation, amortization and accretion, other operating expenses, stock-based compensation expense, corporate expenses, rental and management segment overhead, network development services segment overhead, network development services segment operating expenses, network development services segment revenue, plus interest income, TV Azteca, net. The Company defines network development services segment Gross Margin as operating income before depreciation, amortization and accretion, other operating expenses, stock-based compensation expense, corporate expenses, network development services segment overhead, rental and management segment overhead, rental and management segment operating expenses, and rental and management segment revenue. The Company defines Adjusted EBITDA as operating income before depreciation, amortization and accretion, other operating expenses, and stock-based compensation expense, plus interest income, TV Azteca, net. The Company defines Adjusted EBITDA Margin as the percentage that results from dividing Adjusted EBITDA by total revenue. The Company defines Recurring Free Cash Flow as Adjusted EBITDA before straight-line revenue and expense, plus interest income, less interest expense, cash paid for income taxes and cash payments related to redevelopment, capital improvement and corporate capital expenditures. The Company defines Recurring Free Cash Flow per Share as Recurring Free Cash Flow divided by the diluted weighted average common shares outstanding. The Company defines Core Growth in rental and management segment revenue and Adjusted EBITDA as the increase or decrease, expressed as a percentage, resulting from a comparison of financial results for a current period with corresponding financial results for the corresponding period in a prior year, in each case, excluding the impact of straight-line revenue and expense recognition, foreign currency exchange rate fluctuations, and material one-time items. These measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as additional information because management believes they are useful indicators of the current financial performance of the Company’s core businesses. The Company believes that these measures can assist in comparing company performances on a consistent basis irrespective of depreciation and amortization or capital structure. Depreciation and amortization can vary significantly among companies depending on accounting methods, particularly where acquisitions or non-operating factors, including historical cost bases, are involved. Notwithstanding the foregoing, the Company’s measures of Rental and management segment Gross Margin, network development services segment Gross Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Recurring Free Cash Flow, Recurring Free Cash Flow per Share, and Core Growth may not be comparable to similarly titled measures used by other companies.

Cautionary Language Regarding Forward-Looking Statements

This press release contains “forward-looking statements” concerning the Company’s goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to statements regarding our full year 2010 outlook and expected net cash consideration and anticipated closing date of our contemplated ETIPL acquisition. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) decrease in demand for our communications sites would materially and adversely affect our operating results and we cannot control that demand; (2) if our wireless service provider customers consolidate or merge with each other to a significant degree, our growth, revenue and ability to generate positive cash flows could be materially and adversely affected; (3) our leverage and debt service obligations may materially and adversely affect us; (4) restrictive covenants in the loan agreement for the revolving credit facility and term loan, the indentures governing our debt securities, and the loan agreement related to our securitization could materially and adversely affect our business by limiting flexibility; (5) we could suffer adverse tax and other financial consequences if taxing authorities do not agree with our tax positions, or we are unable to utilize our net operating losses; (6) due to the long-term expectations of revenue from tenant leases, we are sensitive to the creditworthiness and financial strength of our tenants; (7) our expansion initiatives may disrupt our operations or expose us to additional risk; (8) our foreign operations are subject to economic, political, and other risks that could materially and adversely affect our revenues or financial position, including risks associated with foreign currency exchange rates; (9) a substantial portion of our revenue is derived from a small number of customers; (10) we anticipate that we may need additional financing to fund future growth and expansion initiatives, to refinance our existing indebtedness and to fund our stock repurchase programs; (11) new technologies could make our tower leasing business less desirable to potential tenants and result in decreasing revenues; (12) we could have liability under environmental laws; (13) our business is subject to government regulations and changes in current or future laws or regulations could restrict our ability to operate our business as we currently do; (14) increasing competition in the tower industry may create pricing pressures that may materially and adversely affect us; (15) if we are unable to protect our rights to the land under our towers, it could adversely affect our business and operating results; (16) if we are unable or choose not to exercise our rights to purchase towers that are subject to lease and sublease agreements at the end of the applicable period, our cash flows derived from such towers would be eliminated; (17) our towers may be affected by natural disasters and other unforeseen damage for which our insurance may not provide adequate coverage; (18) our costs could increase and our revenues could decrease due to perceived health risks from radio emissions, especially if these perceived risks are substantiated; and (19) our historical stock option granting practices are subject to ongoing governmental proceedings, which could result in fines, penalties or other liability. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information contained in Item 1A of our Form 10-Q for the quarter ended March 31, 2010 under the caption “Risk Factors.” We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2010	December 31, 2009 (1)
ASSETS
Current assets:
Cash and cash equivalents	$302,893	$247,293
Restricted cash	52,566	47,836
Short term investments and available-for-sale securities	27,891	9,776
Accounts receivable, net	48,872	67,949
Prepaid and other current assets	113,844	92,791
Deferred income taxes	224,472	189,451

Total current assets	770,538	655,096

Property and equipment, net	3,188,461	3,158,356
Goodwill	2,255,943	2,255,234
Other intangible assets, net	1,596,492	1,598,525
Deferred income taxes	96,369	198,185
Notes receivable and other long-term assets	678,120	651,894

Total	$8,585,923	$8,517,290

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$205,040	$185,138
Accrued interest	23,662	23,538
Current portion of long-term obligations	1,610	70,521
Unearned revenue	128,508	112,047

Total current liabilities	358,820	391,244

Long-term obligations	4,152,041	4,141,060
Other long-term liabilities	645,052	666,861

Total liabilities	5,155,913	5,199,165

STOCKHOLDERS’ EQUITY:
Class A common stock	4,845	4,797
Additional paid-in capital	8,503,052	8,393,643
Accumulated deficit	(1,913,549)	(2,109,532)
Accumulated other comprehensive loss	(9,829)	(12,649)
Treasury stock	(3,157,520)	(2,961,177)

Total American Tower Corporation stockholders’ equity	3,426,999	3,315,082
Noncontrolling interest	3,011	3,043

Total stockholders’ equity	3,430,010	3,318,125

Total	$8,585,923	$8,517,290

(1)	December 31, 2009 balances reflect purchase accounting adjustments.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
REVENUES:
Rental and management	$456,481	$406,751	$900,299	$802,698
Network development services	13,456	16,607	24,072	29,338

Total operating revenues	469,937	423,358	924,371	832,036

OPERATING EXPENSES:
Costs of operations (exclusive of items shown separately below)
Rental and management	105,773	92,330	206,197	182,420
Network development services	6,426	10,243	12,471	17,858
Depreciation, amortization and accretion	110,403	102,463	221,238	202,331
Selling, general, administrative and development expense (1)	53,582	49,861	107,109	107,493
Other operating expenses	5,037	2,014	9,791	5,203

Total operating expenses	281,221	256,911	556,806	515,305

OPERATING INCOME	188,716	166,447	367,565	316,731

OTHER INCOME (EXPENSE):
Interest income, TV Azteca, net	3,585	3,585	7,084	7,084
Interest income	694	482	1,196	981
Interest expense	(56,074)	(62,654)	(114,491)	(124,222)
Loss on retirement of long-term obligations	(35)	(5,994)	(35)	(5,994)
Other (expense) income	(6,719)	983	(6,323)	1,054

Total other expense	(58,549)	(63,598)	(112,569)	(121,097)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND INCOME ON EQUITY METHOD INVESTMENTS	130,167	102,849	254,996	195,634
Income tax provision	(30,352)	(51,428)	(58,741)	(88,535)
Income on equity method investments	10	7	18	17

INCOME FROM CONTINUING OPERATIONS	99,825	51,428	196,273	107,116
(Loss) income from discontinued operations, net	(6)	5,060	29	8,130

NET INCOME	99,819	56,488	196,302	115,246
Net income attributable to noncontrolling interest	(154)	(199)	(319)	(356)

NET INCOME ATTRIBUTABLE TO AMERICAN TOWER CORPORATION	$99,665	$56,289	$195,983	$114,890

NET INCOME PER COMMON SHARE AMOUNTS:
BASIC:
Income from continuing operations attributable to American Tower Corporation	$0.25	$0.13	$0.49	$0.27
Income from discontinued operations attributable to American Tower Corporation	—	0.01	—	0.02

Net income attributable to American Tower Corporation	$0.25	$0.14	$0.49	$0.29

DILUTED:
Income from continuing operations attributable to American Tower Corporation	$0.25	$0.13	$0.48	$0.26
Income from discontinued operations attributable to American Tower Corporation	—	0.01	—	0.02

Net income attributable to American Tower Corporation	$0.25	$0.14	$0.48	$0.28

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	402,733	397,418	402,540	397,300

DILUTED	405,024	408,832	405,685	408,855

(1)	Selling, general, administrative and development expense includes $13,228 and $12,836 of stock-based compensation expense for the three months ended June 30, 2010 and 2009, respectively and $26,792 and $37,174 of stock-based compensation expense for the six months ended June 30, 2010 and 2009, respectively.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended June 30,
	2010	2009
Net income	$196,302	$115,246
Adjustments to reconcile net income to cash provided by operating activities:
Stock-based compensation expense	26,792	37,174
Depreciation, amortization and accretion	221,238	202,331
Deferred income taxes related to discontinued operations	—	(3,171)
Other non-cash items reflected in statements of operations	74,843	89,084
Increase in net deferred rent asset	(19,276)	(5,334)
(Increase) decrease in restricted cash	(7,655)	1,829
Increase in assets	(33,889)	(31,553)
Increase in liabilities	58,041	3,740

Cash provided by operating activities	516,396	409,346

Payments for purchase of property and equipment and construction activities	(132,510)	(113,854)
Payments for acquisitions	(132,472)	(93,266)
Proceeds from sale of available-for-sale securities and other long-term assets	2,131	2,395
Deposits, restricted cash, investments and other	(24,059)	(7,056)

Cash used for investing activities	(286,910)	(211,781)

Proceeds from issuance of senior debt	—	300,000
Borrowings under credit facilities	75,000	—
Repayments of notes payable, credit facilities and capital leases	(139,060)	(257,484)
Purchases of Class A common stock	(200,531)	(65,745)
Proceeds from stock options, warrants and stock purchase plan	90,079	16,101
Deferred financing costs and other financing activities	(351)	(9,719)

Cash used for financing activities	(174,863)	(16,847)

Net effect of changes in foreign currency exchange rates on cash and cash equivalents	977	(158)

NET INCREASE IN CASH AND CASH EQUIVALENTS	55,600	180,560
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	247,293	143,077

CASH AND CASH EQUIVALENTS, END OF PERIOD	$302,893	$323,637

CASH PAID FOR INCOME TAXES	$11,257	$18,996

CASH PAID FOR INTEREST	$109,925	$119,881

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands, except where noted. Totals may not add due to rounding.)

SELECTED BALANCE SHEET DETAIL:

Long-term obligations summary, including current portion:	June 30, 2010
Commercial Mortgage Pass-Through Certificates, Series 2007-1	$1,750,000
Senior Unsecured Revolving Credit Facility (1)	625,000
Senior Unsecured Term Loan	325,000
4.625% Senior Notes due 2015	599,277
7.00% Senior Notes due 2017	500,000
7.25% Senior Notes due 2019	295,225
7.25% Senior Subordinated Notes due 2011	288
Other debt, including capital leases	58,861

Total Debt	$4,153,651

Cash and cash equivalents	302,893

Net debt (Total debt less cash and cash equivalents)	$3,850,758

(1)	Subsequent to the end of the second quarter of 2010, the Company borrowed $350 million under its $1.25 billion Senior Unsecured Revolving Credit Facility. These borrowings, in addition to cash on hand, are expected to be used to satisfy the Company’s cash requirements upon the closing of its acquisition of ETIPL.

Share count rollforward: (In millions of shares)	Three Months Ended June 30, 2010
Total shares outstanding, beginning of period	403.7
Shares repurchased	(3.5)
Shares issued	1.5

Total shares outstanding, end of period (1)	401.7

(1)	As of June 30, 2010, excludes (a) 5.5 million potentially dilutive shares associated with vested and exercisable stock options with an average exercise price of $31.06 per share, (b) 4.1 million potentially dilutive shares associated with unvested stock options with an average exercise price of $36.88 per share and (c) 2.3 million potentially dilutive shares associated with unvested restricted stock units.

SELECTED STATEMENT OF OPERATIONS DETAIL:

The following table reflects the estimated impact of foreign currency exchange rate fluctuations, straight-line revenue and expense recognition and material one-time items on rental and management segment revenue and Adjusted EBITDA:

Three Months Ended June 30, 2010
Rental and management segment revenue growth components:
Rental and management segment revenue Core Growth	8.6%
Estimated impact of fluctuations in foreign currency exchange rates	1.4%
Impact of straight-line revenue recognition	2.2%
Impact of material one-time item	—

Reported Rental and management segment revenue growth	12.2%

Adjusted EBITDA growth components:
Adjusted EBITDA Core Growth	7.2%
Estimated impact of fluctuations in foreign currency exchange rates	1.0%
Net impact of straight-line revenue and expense recognition	3.5%
Impact of material one-time item	—

Reported Adjusted EBITDA growth	11.7%

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands, except where noted. Totals may not add due to rounding.)

Rental and management segment straight-line revenue and expense:

In accordance with GAAP, the Company recognizes rental and management segment revenue and expense related to non-cancelable customer and ground lease agreements with fixed escalations on a straight-line basis, over the applicable lease term. As a result, the Company’s revenue recognized may differ materially from the amount of cash collected per customer lease, and the Company’s expense incurred may differ materially from the amount of cash paid per ground lease. Additional information regarding straight-line accounting can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. A summary of rental and management segment straight-line revenue and expense, which represents the non-cash revenue and expense recorded due to straight-line recognition, is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Rental and management segment straight-line revenue	$18,841	$8,998	$32,426	$18,893
Rental and management segment straight-line expense	5,996	6,381	13,151	13,559

	Three Months Ended June 30,		Six Months Ended June 30,
Selling, general, administrative and development expense breakout:	2010	2009	2010	2009
Rental and management segment overhead	$23,337	$23,589	$46,512	$41,233
Network development services segment overhead	1,491	1,412	3,110	2,947
Corporate and development expenses	15,527	12,024	30,695	26,138
Stock-based compensation expense	13,228	12,836	26,792	37,174

Total	$53,582	$49,861	$107,109	$107,493

SELECTED CASH FLOW DETAIL:

	Three Months Ended June 30,		Six Months Ended June 30,
Payments for purchase of property and equipment and construction activities:	2010	2009	2010	2009
Discretionary – capital projects	$46,762	$35,794	$78,898	$59,070
Discretionary – ground lease purchases	17,755	8,502	26,566	17,546
Redevelopment	5,158	8,940	10,816	18,997
Capital improvements	5,026	9,138	11,874	15,547
Corporate	2,753	1,853	4,356	2,695

Total	$77,454	$64,227	$132,510	$113,854

SELECTED PORTFOLIO DETAIL – OWNED SITES:

Three Months Ended June 30, 2010	Wireless	Broadcast	DAS	Total
Beginning sites	27,037	431	193	27,661
New construction	231	—	6	237
Acquisitions	148	1	—	149
Adjustments/Reductions	(14)	—	2	(12)

Ending sites	27,402	432	201	28,035

As of June 30, 2010	Wireless	Broadcast	DAS	Total
United States	20,162	233	199	20,594
Mexico	2,616	199	2	2,817
Brazil	1,640	—	—	1,640
Chile	113	—	—	113
India	2,871	—	—	2,871

Total sites	27,402	432	201	28,035

UNAUDITED RECONCILIATIONS TO GAAP MEASURES AND THE CALCULATION OF DEFINED FINANCIAL MEASURES

(In thousands, except where noted. Totals may not add due to rounding.)

The reconciliation of Operating income to Adjusted EBITDA and the calculation of rental and management segment Gross Margin, network development services segment Gross Margin, Recurring Free Cash Flow, Recurring Free Cash Flow per Share and Adjusted EBITDA Margin are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Operating income	$188,716	$166,447	$367,565	$316,731
Depreciation, amortization and accretion	110,403	102,463	221,238	202,331
Other operating expenses	5,037	2,014	9,791	5,203
Stock-based compensation expense	13,228	12,836	26,792	37,174
Plus: Interest income, TV Azteca, net	3,585	3,585	7,084	7,084

Adjusted EBITDA	$320,969	$287,345	$632,470	$568,523

Corporate expenses (1)	15,527	12,024	30,695	26,138
Network development services segment overhead	1,491	1,412	3,110	2,947
Network development services segment operating expenses	6,426	10,243	12,471	17,858
Network development services segment revenue	(13,456)	(16,607)	(24,072)	(29,338)
Rental and management segment overhead	23,337	23,589	46,512	41,233

Rental and management segment Gross Margin	$354,293	$318,006	$701,187	$627,362

Adjusted EBITDA (from above)	$320,969	$287,345	$632,470	$568,523
Corporate expenses (1)	15,527	12,024	30,695	26,138
Rental and management segment overhead	23,337	23,589	46,512	41,233
Rental and management segment operating expenses	105,773	92,330	206,197	182,420
Interest income, TV Azteca, net	(3,585)	(3,585)	(7,084)	(7,084)
Rental and management segment revenue	(456,481)	(406,751)	(900,299)	(802,698)
Network development services segment overhead	1,491	1,412	3,110	2,947

Network development services segment Gross Margin	$7,030	$6,364	$11,601	$11,480

Adjusted EBITDA (from above)	$320,969	$287,345	$632,470	$568,523
Interest expense	(56,074)	(62,654)	(114,491)	(124,222)
Interest income	694	482	1,196	981
Cash paid for income taxes	(3,358)	(11,502)	(11,257)	(18,996)
Straight-line revenue	(18,841)	(8,998)	(32,426)	(18,893)
Straight-line expense	5,996	6,381	13,151	13,559
Redevelopment capital expenditures	(5,158)	(8,940)	(10,816)	(18,997)
Capital improvement capital expenditures	(5,026)	(9,138)	(11,874)	(15,547)
Corporate capital expenditures	(2,753)	(1,853)	(4,356)	(2,695)

Recurring Free Cash Flow	$236,449	$191,123	$461,597	$383,713
Divided by weighted average diluted shares outstanding	405,024	408,832	405,685	408,855

Recurring Free Cash Flow per Share	$0.58	$0.47	$1.14	$0.94

Adjusted EBITDA (from above)	$320,969	$287,345	$632,470	$568,523
Divided by total operating revenues	469,937	423,358	924,371	832,036

Adjusted EBITDA Margin	68%	68%	68%	68%

(1)	Excludes stock-based compensation expense.

UNAUDITED RECONCILIATIONS OF OUTLOOK TO GAAP MEASURES AND DEFINED FINANCIAL MEASURES

(In millions, except where noted. Totals may not add due to rounding.)

The reconciliation of Income from continuing operations to Adjusted EBITDA outlook is as follows:

	Full Year 2010
Income from continuing operations (1)	$315	to	$330
Interest expense	245	to	240
Depreciation, amortization and accretion	460	to	470
Non-cash stock-based compensation expense	55	to	60
Other, including other operating expenses, interest income, loss on retirement of long-term obligations, income (loss) on equity method investments, other income (expense), income tax provision and non-controlling interest in net earnings of subsidiaries	205	to	210

Adjusted EBITDA	$1,280	to	$1,310

(1)	The Company has not reconciled Adjusted EBITDA Outlook to net income because it does not provide guidance for net income (loss) from discontinued operations, net, which is the reconciling item between income from continuing operations and net income. As items that impact income (loss) from discontinued operations are out of the Company’s control and/or cannot be reasonably predicted, the Company is unable to provide such guidance. Accordingly, a reconciliation to net income is not available without unreasonable effort.

The calculation of Core Growth outlook is as follows:

	Rental and Management Segment Revenue	Adjusted EBITDA
Outlook midpoint Core Growth	9.6%	7.1%
Estimated impact of fluctuations in foreign currency exchange rates	1.0%	0.7%
Impact of straight-line revenue and expense recognition	1.7%	2.6%
Impact of material one-time item (1)	(0.5%)	(0.7%)

Outlook midpoint growth	11.8%	9.7%

(1)	Material one-time item related to a termination agreement with one of the Company’s broadcast customers in 2009.

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